UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2022

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

_____________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On February 21, 2022, Jorge Flores, 54, was appointed Chief Operating Officer of AmpliTech Group, Inc. (the “Company”), effective as of January 1, 2022.  Prior to his appointment as Chief Operating Officer Mr. Flores served as the Company’s Executive Director of Operations.

Before joining the Company in March 2021, Mr. Flores served six years as the Director of Program Management at Comtech PST, a subsidiary of Comtech Telecommunications Corp., a designer, developer, producer, and marketer of advanced communications solutions. During his tenure at Comtech, he was also a Senior Program Manager and a Program Manager. In these roles, Mr. Flores developed experience in managing cross-functional teams and executing new and established processes and procedures to ensure quality product manufacturing. Mr. Flores collaborated with international suppliers to create production lines and negotiate best production costs and mass quality output. Further, he developed commercial and government proposals, which required creating business plans, material estimates, labor cost justifications, and providing audit support.

Pursuant to the terms of his employment agreement (the “Agreement”), Mr. Flores will receive a base annual salary of $275,000 and is eligible to participate in the Company’s 2020 Equity Incentive Plan. The Agreement contains a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during his employment and for a period of one year following his termination.  The Agreement shall expire on March 20, 2023

There are no other arrangements or understandings between Mr. Flores and any other person pursuant to which Mr. Flores was appointed Chief Operating Officer of the Company. There are also no family relationships between Mr. Flores and any director or executive officer of the Company, and Mr. Flores has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CEO and CFO Annual Salary Raises

On February 21, 2022, the Company’s Board of Directors approved an increase in salary, effective as of January 1, 2022, for Fawad Maqbool, the Company’s Chief Executive Officer; President; and Chief Technology Officer, to $500,000 per year, and for Louisa Sanfratello, the Company’s Chief Financial Officer and member of the Board of Directors, to $275,000 per year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement dated February 21, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitech Group Inc.

Date: February 22, 2022	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President

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